                                                                    EXHIBIT 23.1






                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-06591) pertaining to the 1981 Stock Option Plan, 1990 Employee Stock Purchase Plan, 1991 Stock Option Plan, and 1996 Stock Option Plan of Calgene, Inc. of our report dated September 12, 1996, with respect to the consolidated financial statements and schedules of Calgene, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 1996.


                                                  ERNST & YOUNG LLP


Sacramento, California
September 23, 1996